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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-21569) of Spinnaker Industries, Inc. and in the related Prospectus of our report dated February 27, 1998, except for Note 15, as to which the date is March 26, 1998, with respect to the consolidated financial statements and schedule of Spinnaker Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

Dallas, Texas
March 26, 1998